SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2005

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-11230	41-0749934
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard

Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7000

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 1.01. Entry into a Material Definitive Agreement.

On October 21, 2005 Regis Corporation entered into interest rate swap agreements with Bank of America, N.A. and JPMorgan Chase Bank, N.A. to hedge $50 million of the underlying interest rate risk on $100 million of variable rate senior unsecured debt.  Under the first hedge agreement, Regis will pay a fixed interest rate of approximately 4.765% on a notional balance of $35 million in exchange for payments on the same amount at a variable interest rate based on the applicable London Interbank Offered Rate (“LIBOR”).  Under the second hedge agreement, Regis will pay a fixed interest rate of approximately 4.845% on a notional balance of $15 million in exchange for payments on the same amount at a variable interest rate based on the applicable London Interbank Offered Rate (“LIBOR”).  The maturity dates of the hedge agreements and underlying debt are March 28, 2013 and March 31, 2015, respectively.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description of the interest rate swap agreements in Item 1.01 above.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: October 25, 2005	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary